Exhibit 23.4

CONSENT OF CAPITALINK, L.C.

April 14, 2008

The Board of Directors

Ascend Acquisition Corp.

We hereby consent to (i) the inclusion of our opinion letter dated July 27, 2007 to the Board of Directors of Ascend Acquisition Corp as an annex and exhibit to the amendment to the Registration Statement of ePAK International Ltd. on Form S-4 (the “Registration Statement”) relating to the proposed acquisition of e.PAK Resources (S) Pte. Ltd., (ii) the summary of our opinion under the section thereof entitled “The Acquisition – Fairness Opinion” and (iii) references made to our firm and such opinion in the Registration Statement under the captions entitled “Questions and Answers About the Meeting,” “Background of the Acquisition,” “Satisfaction of the 80% Test” and “Fairness Opinion.”. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

/s/ Capitalink, L.C.

Mergers & Acquisitions | Fairness Opinions & Valuations | Restructuring | Capital Raising | Financial Advisory